UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Actions

On November 14, 2012, the Compensation Committee of the Board of Directors of ZELTIQ Aesthetics, Inc., met and, among other things, took the following actions:

1. Approved an increase in the annual base salary for Kristine Tatsutani, ZELTIQ’s Chief Scientific Officer and Senior Vice President of Clinical, Regulatory and Quality, from $260,000 to $280,000, and granted to Ms. Tatsutani restricted stock units to acquire 25,000 shares of ZELTIQ common stock, which shall vest in four equal installments over four years;

2. Approved a change of control provision for Ms. Tatsutani pursuant to which, if Ms. Tatsutani’s employment with ZELTIQ is terminated by ZELTIQ other than for “cause” or Ms. Tatsutani resigned for “good reason” in either event within one year of a change of control of ZELTIQ, and executes a release in favor of ZELTIQ, Ms. Tatsutani will be entitled to receive one year’s base salary and bonus, payable over one year, plus one year’s acceleration of her equity awards;

3. Approved the compensation for the proposed new Chief Financial Officer of ZELTIQ, Patrick Williams, as follows:

•	Annual Base Salary - $310,000

•	Annual Target Bonus: 45% of annual base salary

•

Equity Awards: 150,000 Non-Qualified Stock Options and 75,000 Restricted Stock Units (each vesting over four years, with an exercise price for the stock options of the fair market value on the date of grant)

•	Sign on bonus: $25,000 (paid back if not with the company after 12 months)

•	Relocation bonus: $25,000 (to be paid upon relocation; must occur before the end of August; paid back if not with ZELTIQ 12 months after receipt of payment).

•	Change of Control Protection - 1 year salary and acceleration of 1 year of stock (double trigger: termination of employment other than for “cause” and a change of control within one year).

Appointment of Principal Financial Officer and Principal Accounting Officer

On November 16, 2012, ZELTIQ executed an offer letter with Mr. Williams reflecting the compensation arrangements referenced above, and on November 18, 2012, the Board of Directors of ZELTIQ appointed Mr. Williams as Senior Vice President and Chief Financial Officer, effective on his first day of employment with ZELTIQ - November 19, 2012. On November 19, 2012, Mr. Williams also became ZELTIQ’s principal financial officer and principal accounting officer.

Mr. Williams, age 40, served as Vice President, Strategy and Investor Relations, of NuVasive, Inc., a publicly-traded medical device company focused on developing minimally disruptive surgical products and procedures for the spine, from February 2011 until November 2012, where he worked directly with the company’s CEO and senior management team to develop the company’s long term growth and operational strategy while ensuring alignment across the organization. Mr. Williams was Vice President, Financing and Investor relations at NuVasive from June 2007 until February 2011, in which capacity he was responsible for the day-to-day operations of the finance department including developing the worldwide budget and forecast, identifying profitability improvements, and predicting necessary infrastructure changes to support top-line growth and operating margins. He also had responsibility for managing all aspects of NuVasive’s investor relations efforts as well as significant government affairs duties. Prior to NuVasive, he was Director of Financial Planning and Analysis at Callaway Golf (NYSE: ELY), where he managed the day-to-day operations of the finance department including budgeting and forecasting, companywide operational analysis and financial reporting. Prior to Callaway, Mr. Williams held senior finance positions at Kyocera Wireless. He holds an MBA in Finance and Management from San Diego State University and a BA in Economics from University California at San Diego.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: November 19, 2012	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary